Exhibit 11.1
Computation of Earnings (Loss) Per Common Share
(In thousands, except  per share data)                                          Quarter Ended            Six Months Ended
----------------------------------------------------------------------------------------------------   ------------------------
                                                                             June 30,      July 1,       June 30,    July 1,
                                                                               2002          2001         2002         2001
----------------------------------------------------------------------------------------------------   ------------------------
Average number of common shares used in basic calculation                      30,110       28,625       29,560       28,455
Net additional shares issuable pursuant to employee stock
      option plans at period-end market price                                     988            - *        895            - *
Shares issuable on assumed conversion of convertible
      preferred securities                                                      3,207            - *          - *          - *
----------------------------------------------------------------------------------------------------   ------------------------
Average number of common shares used in diluted calculation                    34,305       28,625       30,455       28,455
====================================================================================================   ========================

Net earnings (loss) from continuing operations                            $    15,002       (8,759)       9,150      (12,380)
Net earnings (loss) from discontinued operations                                 (406)       3,910         (272)       6,486
----------------------------------------------------------------------------------------------------   ------------------------
Net earnings (loss)                                                            14,596       (4,849)       8,878       (5,894)
Distribution savings on assumed conversion of convertible
       preferred securities, net of income taxes                                  728            - *          - *          - *
----------------------------------------------------------------------------------------------------   ------------------------
Net earnings (loss) for computation of diluted earnings per common share  $    15,324       (4,849)       8,878       (5,894)
====================================================================================================   ========================

Basic earnings (loss) per common share from continuing operations                0.49        (0.31)        0.31        (0.44)
Basic earnings (loss) per common share from discontinued operations             (0.01)        0.14        (0.01)        0.23
----------------------------------------------------------------------------------------------------   ------------------------
Basic earnings (loss) per common share                                    $      0.48        (0.17)        0.30        (0.21)
====================================================================================================   ========================

Diluted earnings (loss) per common share from continuing operations              0.46        (0.31)*       0.30        (0.44)*
Diluted earnings (loss per common share from discontinued operations            (0.01)        0.14        (0.01)        0.23
----------------------------------------------------------------------------------------------------   ------------------------
Diluted earnings (loss) per common share                                  $      0.45        (0.17)        0.29        (0.21)
====================================================================================================   ========================

     * Inclusion of shares issuable pursuant to employee stock option plans and the shares related to the convertible preferred securities results in an increase to earnings (loss) per share ("EPS") in both the quarter and six months ended July 1, 2001. For the six months ended June 30, 2002, inclusion of shares issuable related to the convertible preferred securities results in an increase to EPS. As such shares are antidilutive, they have been excluded from the computation of diluted EPS.